Exhibit 99.1

ATTENTION ALL CONTRARIAN INVESTORS:

BIG PROFITS ARE POSSIBLE — TIME TO ALTER YOUR PORTFOLIO MIX

TORONTO, August 30, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) invites all precious metals analysts, market letter writers, shareholders and contrarian investors to circle in their calendar, Thursday, September 6th from 12pm to 2pm EDT. We have made a lot of progress this year, which we want to share with you.

We are inviting you to come and learn how:

•                  Exciting new drill intercepts at Black Fox have encountered high grades of up to 20 ounces per ton of gold;

•                  We have been building our gold resources at Black Fox and Gold Bar;

•                  Our newest mine, Gold Bar is progressing quickly to production;

•                  We plan to extend the mine life in Mexico by 12 years without onerous financing needs;

•                  Los Azules, a large copper project and our biggest possible value creator, is being transformed from a remote, limited access exploration project to having year-round access and moving quickly towards permitting.

Our Chairman and Chief Owner, Rob McEwen, has just increased the cost base of his investment in the Company by $25 million to $160 million. Come find out why.

It will likely be a big surprise to most investors to learn that many gold stocks have delivered far superior returns to the broad market indices. Since the start of 2016 to present, while the Dow Jones Industrials and S&P 500 have increased by 52% and 45%, respectively, the share price of McEwen Mining has increased by 76% and yet it is trading at 21% of its 2011 high of $9.15.

If you haven’t considered an investment in precious metals for quite a while, you should now. Why? Because there hasn’t been a better time in many years. The downside risk is much lower than the broad market and the potential for large capital gains is considerable. Consider these two facts: commodity prices are cyclical; and today the value of commodities relative to equities is at the lowest point in 48 years.

Join us on Sept. 6th to learn why precious metals are the next place to invest and why you should consider having McEwen Mining in your portfolio. The event will be held at Vantage Venues, (previously St. Andrew’s Conference Centre) at 150 King St. West, Toronto, 27th floor, Caledonia Room, from 12:00 pm to 2:00 in the afternoon.

To reserve a seat, please RSVP to cd@mcewenmining.com or info@mcewenmining.com, or call our office at telephone 647-258-0395 or toll free 866-441-0690.

If you can’t attend in person, or if the room is filled before you reserve a seat, please join us via webcast at http://www.smpav.ca/sign-in.php?ID=39321.

These are very exciting times for MUX and we want you to be a part of it!

ABOUT MCEWEN MINING

McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Gold mine in Mexico; the Black Fox mine in Timmins, Canada; the Gold Bar mine in Nevada that is currently under construction; and the large Los Azules copper project in Argentina that is advancing towards permitting.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results including, but not limited to, the closing of the Offering and the use of proceeds thereof. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations 647-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 866-441-0690